EXHIBIT 21

Subsidiaries of Xerox Corporation

A.   Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of February 1, 1997. The names of a number of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary                           Incorporated In   Ownership %

Xerox Canada Inc.                            Ontario, Canada        94
    Xerox Canada Finance Inc.                Ontario, Canada       100
    Xerox Canada Ltd.                        Ontario, Canada        65
Lyell Holdings Limited                       Delaware              100
    Xerox Business Equipment Limited         United Kingdom        100
    Xerox Research (UK) Limited              United Kingdom        100
Xerox Business Equipment, Inc.               Delaware              100
Xerox Financial Services, Inc.               Delaware              100
    OakRe Life Insurance Company             Missouri              100
    Xerox Credit Corporation                 Delaware              100
      XCC Investment Corporation             Delaware              100
    Talegen Holdings, Inc. (See Part B)      Delaware              100
    Ridge Reinsurance Limited                Bermuda               100
    The Resolution Group, Inc. (See Part C)  Delaware              100
Xerox do Brasil, Ltda.                       Brazil                100
Xerox Mexicana, S.A. de C.V.                 Mexico                100
Rank Xerox Investments Limited               Bermuda              66.7
Rank Xerox Limited                           United Kingdom       51.2
    Fuji Xerox Co., Ltd.                     Japan                  50
    Rank Xerox (U.K.) Limited                United Kingdom        100
    Rank Xerox (Ireland) Limited             United Kingdom        100
        Bessemer Trust Limited               United Kingdom        100
    Rank Xerox Espanola S.A.                 Spain                 100
        Rank Xerox de
            Financiacion S.A.U., E.F.C.      Spain                 100
    Rank Xerox Finance (Nederland) BV        Netherlands           100
        Rank Xerox Leasing International
            Finance BV                       Netherlands           100
    Rank Xerox Greece S.A.                   Greece                100
    NV Rank Xerox Credit S.A.                Belgium               100
    Rank Xerox Finance AG                    Switzerland           100
    Rank Xerox Finance Limited               United Kingdom        100
    Rank Xerox Leasing GmbH                  Germany               100
    Rank Xerox - The Document Company S.A.   France                100
        Burofinance S.A.                     France                 66
    Rank Xerox Exports Limited               United Kingdom        100
    N.V. Rank Xerox S.A.                     Belgium               100
    Rank Xerox Austria GmbH                  Austria               100
        Rank Xerox Finans A/S                Denmark               100
    Rank Xerox Oy                            Finland               100



Name of Subsidiary                           Incorporated In   Ownership %

    Rank Xerox GmbH                          Germany               100
    Rank Xerox S.p.A.                        Italy                 100
    Rank Xerox AG                            Switzerland           100
    Rank Xerox AS                            Norway                100
    Rank Xerox Management Services S.A.      Belgium               100
    Rank Xerox Pensions Limited              United Kingdom        100
    Rank Xerox A.B.                          Sweden                100
    Rank Xerox (Nederland) B.V.              Netherlands           100
Rank Xerox Holding B.V.                      Netherlands          51.2
    Rank Xerox Manufacturing
      (Nederland) B.V.                       Netherlands           100
R-X Holdings Limited                         Bermuda              66.7
    Xerox Limited                            Bermuda               100


B.   Talegen Holdings, Inc.

The following entities are directly or indirectly owned by Talegen Holdings, Inc. in the percentages indicated:

Name of Subsidiary                           Incorporated In   Ownership %

Coregis Group, Inc.                          Delaware              100
    Coregis Insurance Company                Indiana               100
    Coregis Indemnity Company                Illinois              100
    California Insurance Company             California            100
    Coregis Managers Corporation (IL)        Illinois              100
Crum & Forster Holdings, Inc.                Delaware              100
    United States Fire Insurance Company     New York              100
      Southbend Properties, Inc.             Texas                 100
    The North River Insurance Company        New Jersey            100
    Crum and Forster Insurance Company       New Jersey            100
    Crum & Forster Underwriters Co. of Ohio  Ohio                  100
    Crum & Forster Indemnity Company         New York              100
    Crum & Forster Custom Securities, Inc.   California            100
Industrial Indemnity Holdings, Inc.          Delaware              100
    Industrial Indemnity Company             California            100
      Industrial Indemnity Kihei
        Bay Surf Corporation                 California            100
      Claremont Holdings Limited             Bermuda               9.2
        Claremont Insurance Limited          Bermuda               100
    Industrial Indemnity Company of Alaska   Alaska                100
    Industrial Indemnity Company of Idaho    Idaho                 100 (1)
    Industrial Indemnity Company
      of the Northwest                       Washington            100
    Industrial Insurance Company             California            100
    Employers First Insurance Company        California            100
    255 California Corporation               California            100
    Industrial Indemnity Insurance
      Services, Inc.                         California            100
      American All Risk Group                California             40
Westchester Specialty Group, Inc.            Delaware              100
    Westchester Fire Insurance Company       New York              100
    Westchester Surplus Lines Insurance
      Company                                Georgia               100
    Industrial Underwriters Insurance
      Company                                Texas                 100
    Westchester Specialty Insurance
      Services, Inc.                         Nevada                100
    Industrial Excess & Surplus Insurance
      Brokers                                California            100
Talegen Properties, Inc.                     Delaware              100
Infocus Employee Services, Inc.              Delaware             92.5
Filoli Information Systems Company           Delaware               78 (2)
Apprise Corp.                                New Jersey            100
Crum & Forster of Canada Ltd.                Canada                100


(1) Includes qualifying shares held by directors.

(2) Preferred stock investment. Percentage represents approximate percentage owned on fully-diluted basis.



C.   The Resolution Group, Inc.

The following entities are directly or indirectly owned by The Resolution Group, Inc. in the percentages indicated:

Name of Subsidiary                           Incorporated In   Ownership %

International Insurance Company              Illinois              100
Resolution Credit Services Corp.             California            100
Resolution Reinsurance Services Corporation  Delaware              100
Envision Claims Management Corporation       New Jersey            100